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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: April 7, 2008 (April 1, 2008)
(Date of Earliest Event Reported)

CREDENCE SYSTEMS CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE (State or Other Jurisdiction of Incorporation)	000-22366 (Commission File Number)	94-2878499 (IRS Employer Identification No.)

1421 California Circle Milpitas, California (Address of Principal Executive Offices)	95035 (Zip Code)

408-635-4300
(Registrant's Telephone Number, Including Area Code)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

        On April 1, 2008, a majority of the stockholders of Credence Systems Corporation approved an amendment to the Credence Systems Corporation 2005 Stock Incentive Plan (the "Plan"). Such amended and restated Plan provides for an increase in the number of shares reserved under the Plan from 5.9 million shares to 14.9 million shares (1.2 million of such shares may only be used in connection with a stock option exchange program approved by stockholders).

        A copy of the Credence Systems Corporation 2005 Stock Incentive Plan described above is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d)
Exhibits.

        The exhibit listed below is being furnished with this Form 8-K.

Exhibit Number	Description
10.1	Credence Systems Corporation 2005 Stock Incentive Plan

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREDENCE SYSTEMS CORPORATION
	By:	/s/ BYRON W. MILSTEAD Byron W. Milstead Senior Vice President, General Counsel and Assistant Secretary
Date: April 7, 2008

EXHIBIT INDEX

Exhibit Number	Description
10.1	Credence Systems Corporation 2005 Stock Incentive Plan

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  Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
  Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX